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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 13, 2003

                              Hercules Incorporated
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             (Exact name of registrant as specified in its charter)

           Delaware                    001-00496                51-0023450
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

                                 Hercules Plaza
                            1313 North Market Street
                         Wilmington, Delaware 19894-0001
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               (Address of principal executive offices) (Zip Code)

                                 (302) 594-5000
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              (Registrant's telephone number, including area code)


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Item 12.          Disclosure of Results of Operations and Financial Condition.

On February 13, 2003, Hercules Incorporated ("Hercules") reported its fourth quarter and full-year 2002 results. A press release detailing the fourth quarter and full-year 2002 financial performance, dated February 13, 2003, was issued by Hercules and is furnished as an exhibit hereto and incorporated by reference herein.

The press release includes presentations of earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"), both of which are non-GAAP financial measures. EBIT and EBITDA are measures commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness, and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between Hercules and other companies. In addition, EBITDA is considered a reasonable approximation of gross cash flow and is one of the measures used for determining debt covenant compliance. Management believes EBIT and EBITDA information is useful to investors for these reasons.

                  (c)      Exhibits.

                           99.1 Press Release of Hercules Incorporated dated February 13, 2003.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     HERCULES INCORPORATED

February 20, 2003                                    By: /s/ Israel J. Floyd
                                                         ----------------------
                                                         Israel J. Floyd
                                                         Corporate Secretary
                                                         and General Counsel

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                                  EXHIBIT INDEX

Number            Exhibit

99.1              Press Release of Hercules Incorporated dated
                  February 13, 2003.